Exhibit 99.1

AT&T INC.

Unaudited Pro Forma Condensed Combined Statement of Income and Accompanying Notes

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Statement of Income (Pro Forma Statement of Income) presented below is derived from the historical consolidated financial statements of AT&T Inc. (AT&T) and Time Warner Inc. (Time Warner). The Pro Forma Statement of Income does not give effect to (a) the consolidation of Otter Media Holdings, which we we acquired the remaining interest in and (b) the acquisitions of AppNexus and AlienVault, which were also acquired during 2018. The Pro Forma Statement of Income is prepared as a business combination reflecting AT&T’s acquisition of Time Warner as if it had been completed on January 1, 2018. For a summary of the business combination, see “the Transaction” included in the AT&T Form S-4 filed with the Securities and Exchange Commission (SEC) on November 18, 2016 (File No. 333-214712), including all amendments and supplements to it.

The Pro Forma Statement of Income is developed from (a) the audited consolidated financial statements of AT&T contained in its Annual Report on Form 10-K for the year ended December 31, 2018, and (b) the unaudited consolidated financial information of Time Warner derived from their accounting records for the period from January 1, 2018 through June 14, 2018 (the Pre-Acquisition Period).

Under accounting for business combinations, the assets and liabilities of Time Warner were recorded at their respective fair values as of the date of the acquisition, June 14, 2018, and have been included in the AT&T consolidated balance sheet at December 31, 2018. AT&T has performed preliminary valuations of property, plant and equipment, intangible assets, debt and certain other assets and liabilities with the assistance of third-party valuation experts. These preliminary values, as allowed by U.S. generally accepted accounting principles, are subject to adjustment as we complete our analyses. We cannot provide any assurance that such adjustments will not result in a material change.

The Pro Forma Statement of Income has been prepared to reflect adjustments to AT&T’s historical consolidated financial information that are (i) directly attributable to the acquisition of Time Warner, (ii) factually supportable and (iii) expected to have a continuing impact on AT&T’s results.

The Pro Forma Statement of Income is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of AT&T would have been had the Time Warner acquisition occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations.

The Pro Forma Statement of Income does not include the realization of cost savings from operating efficiencies, revenue synergies or other integration costs expected to result from the Time Warner acquisition.

The Pro Forma Statement of Income and accompanying notes should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of AT&T and Time Warner.

AT&T INC.

Pro Forma Condensed Combined Statement of Income

Dollars in millions except per share amounts

AT&T INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2018

	Historical		Pro Forma
	AT&T	Time Warner*	Adjustments		Combined
Total Operating Revenues	$170,756	$14,516	$(1,621)	(a1)	$183,651

Operating Expenses
Cost of revenue
Equipment	19,786	—			19,786
Broadcast, programming and operations	26,727	—	(1,568)	(a1)	30,983
			6,927	(a2a)
			(1,103)	(a6)
Other cost of revenues (exclusive of depreciation and amortization shown separately below)	32,906	8,656	(2)	(a1)	34,489
			(6,927)	(a2a)
			(144)	(a2b)
Selling, general and administrative	36,811	3,051	(51)	(a1)	38,801
			(109)	(a2b)
			(901)	(a3)
Depreciation and amortization	28,430	55	(85)	(a4)	32,197
			1,448	(a5a)
			1,103	(a6)
			976	(a5b)
			253	(a2b)
			17	(a7)

Total Operating Expenses	144,660	11,762	(166)		156,256

Operating Income	26,096	2,754	(1,455)		27,395

Interest expense	7,957	375	85	(a2c)	8,378
			(39)	(a9)
Other income (expense) – net	6,734	(99)	(50)	(a8)	6,649
			85	(a2c)
			(21)	(a10)

Income from Continuing Operations Before Income Taxes	24,873	2,280	(1,487)		25,666
Income tax expense (benefit)	4,920	(58)	(372)	(c)	4,490

Income from Continuing Operations	19,953	2,338	(1,115)		21,176

Less: Net (income) loss attributable to Noncontrolling Interest	(583)	2			(581)

Income from Continuing Operations Attributable to Registrant	$19,370	$2,340	$(1,115)		$20,595

Basic Earnings Per Share from Income from Continuing Operations Attributable to Registrant	$2.85				$2.83
Diluted Earnings Per Share from Income from Continuing Operations Attributable to Registrant	$2.85				$2.82

Weighted Average Common Shares Outstanding (000,000)
Basic	6,778				7,282	(b)
Diluted	6,806				7,310	(b)

*	Time Warner results prior to June 15, 2018 acquisition (January 1, 2018 through June 14, 2018)

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Statement of Income.

AT&T INC.

Notes to Pro Forma Condensed Combined Statement of Income

Dollars in millions except per share amounts

Note 1. Basis of Presentation

On October 22, 2016, AT&T and Time Warner entered into the merger agreement, pursuant to which AT&T would acquire Time Warner. At the closing of the merger, each share of Time Warner common stock was exchanged for (1) $53.75 per share in cash plus (2) a number of shares of AT&T common stock equal to the exchange ratio described below. If the AT&T average stock price was between (or equal to) $37.411 and $41.349 per share, the exchange ratio was to be obtained by dividing $53.75 by the average stock price. If the average stock price was greater than $41.349, the exchange ratio was to be 1.300. If the average stock price was less than $37.411, the exchange ratio would be 1.437. On June 14, 2018, each share of Time Warner stock was exchanged for $53.75 cash plus 1.437 shares of AT&T common stock. Based on AT&T’s $32.52 per share closing stock price on June 14, 2018, Time Warner shareholders received a total of $36,599 in AT&T stock and $42,100 in cash. Total consideration, including share-based payment arrangements and other adjustments totaled $79,358, excluding Time Warner’s net debt at acquisition. Subsequent to June 14, 2018, Time Warner is a wholly-owned subsidiary of AT&T.

Purchase Price:
Cash	$42,100
Common stock	1,126
Additional paid-in capital	36,132

Consideration paid	$79,358
Net debt acquired	20,976

Total purchase price	$100,334

The accompanying Pro Forma Statement of Income presents the pro forma combined results of operations of the combined company based upon the historical financial statements of AT&T and Time Warner, after giving effect to the acquisition of Time Warner and adjustments described in these footnotes, and is intended to reflect the impact on AT&T of the acquisition.

The assets and liabilities of Time Warner were appraised for inclusion in the opening balance sheet and have been included in the AT&T consolidated balance sheet at December 31, 2018. Long-lived assets such as property, plant and equipment reflect a value that a market participant would spend to replace the assets, which takes into account changes in technology, usage, and relative obsolescence and depreciation of the assets. This approach often results in differences, sometimes material, from recorded book values even if, absent the acquisition, the assets would be neither increased in value nor impaired. In addition, assets and liabilities that would not usually be recorded in ordinary operations will be recorded at their acquisition values (e.g., intellectual property such as film and television content and brands developed by the acquired company). Debt instruments and investments are valued in relation to current market conditions and other assets and liabilities are valued based on the acquiring company’s estimates. After all identifiable assets and liabilities are valued, the remainder of the purchase price is recorded as goodwill. These values are subject to adjustment for up to one year after the close of the transaction as additional information is obtained.

The accompanying Pro Forma Statement of Income is presented for illustrative purposes only and does not give effect to any cost savings, revenue synergies or costs for the integration of AT&T’s and Time Warner’s operations. The accompanying Pro Forma Statement of Income has been adjusted to reflect changes to reclassify certain Time Warner items to conform to the AT&T presentation. The Unaudited Pro Forma Statement of Income reflects the Time Warner acquisitions as if it had been completed on January 1, 2018.

For more information on estimated cost savings and revenue synergies, see “The Transaction – AT&T’s Reasons for the Transaction” and “The Transaction – Time Warner’s Reasons for the Transaction” included in the AT&T Form S-4 filed with the SEC on November 18, 2016 (File No. 333-214712), including all amendments and supplements to it.

AT&T INC.

Notes to Pro Forma Condensed Combined Statement of Income - Continued

Dollars in millions except per share amounts

Note 2. Pro Forma Adjustments

(a)	The Pro Forma Statement of Income includes the results of Time Warner’s operations and has been adjusted to reflect notes (a1) through (a10).

(a1)

The Pro Forma Statement of Income has been adjusted to eliminate certain intercompany revenues and expenses between AT&T and Time Warner, consisting primarily of Time Warner’s licensing of content and programming to AT&T.

(a2)	The Pro Forma Statement of Income has been adjusted to align the Time Warner expense categories with the AT&T presentation as follows:

(a2a)	To report content-related expenses in “Broadcast programming and operations” expenses instead of “Other costs of revenues” as reported by Time Warner.

(a2b)	To report depreciation in “Depreciation and amortization” instead of “Other cost of revenues” and “Selling, general and administrative” as reported by Time Warner.

(a2c)	To report interest income as “Other income (expense) – net” instead of “Interest expense – net” as reported by Time Warner.

(a3)	The Pro Forma Statement of Income has been adjusted to eliminate merger costs incurred by Time Warner and/or AT&T.

(a4)

Time Warner’s historical cost of purchased intangibles, including film libraries, brands, trade names and other intangibles has been eliminated and replaced with fair values as of the acquisition date. The Pro Forma Statement of Income has been adjusted to eliminate the associated amortization expense from prior mergers recorded in the historical Time Warner Statement of Income.

(a5)

AT&T has preliminarily identified certain finite-lived intangible assets and has selected an amortization method that best aligns the pattern of cash flows that support the value of those intangible assets as noted below. The valuation of these intangibles is sensitive to input assumptions such as the magnitude and timing of forecasted cash flows, royalty rate, discount rate, revenue growth rate and useful life assumptions. The sensitivities presented below are for illustrative purposes, and, therefore, should not be substituted for the results shown in the Pro Forma Statement of Income, which reflects amortization based on preliminarily assigned values.

(a5a) Straight-line method

The following table reflects the intangible assets that are amortized using the straight-line method of amortization and their respective average estimated useful lives:

Asset	Estimated Fair Value	Estimated Average Useful Life in Years
Distribution networks (1)	$18,040	10
Trademarks and trade names	18,081	15 - 40
Production agreements and franchise and character rights (2)	6,570	5 - 30
Advertising network (3)	3,330	10
Video game content	340	1 - 3
Customer lists	60	5

	$46,421

(1)	Distribution networks represent the contractual relationships with distributors of film and television programming, other than with AT&T and its subsidiaries
(2)	Franchises and other character rights, including intellectual property rights related to the Wizarding World, DC Entertainment, Looney Toons and Hanna-Barbera, and production agreements
(3)	Represents the value of the in-place advertisers, primarily resulting from the upfront marketplace

AT&T INC.

Notes to Pro Forma Condensed Combined Statement of Income - Continued

Dollars in millions except per share amounts

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every decremental or incremental $1,000 assigned to these intangibles. Amortization of these assets is calculated utilizing the straight-line method over the lives shown.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact
2	$500	$375	$0.05
10	100	75	0.01
20	50	38	0.01

(a5b) Film forecast computation method

AT&T has preliminarily identified “Other Intangibles – Net,” of approximately $10,806 for released television and film content. The asset lives range from two to twenty years. Time Warner utilizes the film forecast computation method to amortize film and television production costs; similarly, amortization of these intangibles is reflected in the Pro Forma Statement of Income using the film forecast computation method. This method amortizes associated costs in the same ratio that current gross revenues bear to anticipated total gross revenues.

The illustrative incremental amortization expense included in our Pro Forma Statement of Income was calculated by applying the historical production cost amortization rates utilized by Time Warner (see note (a6) below) to the step-up in fair value. For amortization of film and television costs discussed in (a5b) and (a6) below, the assumed rates may be materially different than the actual results. A 10% change in the rate assumed would result in approximately $1,000 of additional amortization expense recognized in the first year.

(a6)

The Pro Forma Statement of Income has been adjusted to reclassify Time Warner’s amortization of production costs for film and television programming released prior to June 14, 2018, which was $1,103 for the period ended December 31, 2018, to “Depreciation and amortization,” see (a5b).

(a7)

The Pro Forma Statement of Income has been adjusted to reflect higher depreciation expense due to the adjustment of Time Warner’s property, plant and equipment to fair value. The estimated fair value of $4,769 includes land and other assets with estimated lives ranging from 3 to 52 years.

The following table is presented for illustrative purposes and provides the estimated annual impact on pro forma net income for every decremental or incremental $1,000 assigned to property, plant and equipment (excluding land) of Time Warner. Depreciation of these assets is calculated utilizing the straight-line method over estimated lives.

Lives in years	Estimated Depreciation Expense	Net income impact	Per share impact
3	$333	$250	$0.03
10	100	75	0.01
20	50	38	0.01

(a8)

Time Warner’s investments in equity affiliates have been adjusted to fair value and the Pro Forma Statement of Income has been adjusted to reflect the impact of the depreciation and amortization of the tangible and intangibles assets identified in our memo accounts for the excess in the fair value of certain equity method investments as compared to our proportional share in their equity.

(a9)	The Pro Forma Statement of Income has been adjusted to reflect lower interest expense using the effective interest method due to the adjustment of Time Warner’s public long-term debt to fair value.

AT&T INC.

Notes to Pro Forma Condensed Combined Statement of Income - Continued

Dollars in millions except per share amounts

(a10)

The Pro Forma Statement of Income has been adjusted to eliminate Time Warner’s amortization of prior service cost and unrealized losses due to the adjustment of Time Warner’s pension and postretirement plans to fair value.

(b)

Pro forma combined basic earnings per common share is calculated using the AT&T shares outstanding at December 31, 2018, which assumes the shares issued by AT&T for the Time Warner acquisition were outstanding for the entire period presented. Pro forma combined earnings per common share are calculated using income from continuing operations attributable to AT&T for the year ended December 31, 2018.

Pro forma combined weighted average shares outstanding with dilution are calculated as follows (shares in millions):

For the Year Ended December 31, 2018
AT&T shares outstanding at December 31, 2018	7,282
Dilutive impact of options outstanding at December 31, 2018	28

Pro Forma Combined weighted average shares outstanding with dilution at December 31, 2018	7,310

(c)

The Pro Forma Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of notes (a3) through (a10). The aggregate pre-tax effect of these adjustments is reflected as “Income Before Income Taxes” on the Pro Forma Statement of Income, which was taxed at our combined statutory rate, which was 25.0% for year ended December 31, 2018.

Note 3. Federal Income Tax Consequences of the Transaction

The Pro Forma Statement of Income assumes that the transaction qualifies as a tax-free reorganization for federal income tax purposes.